Exhibit 10.3

FORM OF VOTING AGREEMENT

This VOTING AGREEMENT (this “Agreement”) is made and entered into as of December 22, 2009, by and among Bruckmann, Rosser, Sherrill & Co. III, L.P., a Delaware limited partnership (the “Fund”), BRS Coinvestor III, L.P., a Delaware limited partnership (the “Co-Invest Fund”, and together with the Fund, the “Investors”), Ruth’s Hospitality Group, Inc., a Delaware corporation (the “Company”), and the undersigned stockholder of the Company (the “Stockholder”).

Recitals

A. The Investors and the Company have entered into a Securities Purchase Agreement, dated as of the date hereof (as it may be amended or supplemented from time to time, the “Securities Purchase Agreement”), pursuant to which the Investors will purchase 25,000 shares of the Company’s Series A 10% Convertible Preferred Stock, par value $0.01 per share (the “Preferred Stock”), for an aggregate purchase price of $25.0 million (the “Transaction”).

B. Pursuant to the terms of the Securities Purchase Agreement, the Company has agreed to submit the issuance and sale of the Preferred Stock to its stockholders for approval on the terms contemplated by the Securities Purchase Agreement and the Certificate of Designations of the Preferred Stock (the “Certificate of Designations”).

C. The Stockholder is the beneficial owner (as defined in Rule 13d-3 promulgated under the Exchange Act) of such number of shares of common stock, par value $0.01 per share, of the Company (“Company Common Stock”) and all options, warrants and other rights to acquire Company Common Stock as is indicated on the signature page of this Agreement.

D. In consideration of the execution and delivery of the Securities Purchase Agreement by the Investors, the Stockholder desires to agree to vote the Company Securities (as defined herein) over which the Stockholder has voting power and agrees to certain transfer and sale restrictions with respect to any and all Company Securities owned, beneficially or of record, by the Stockholder so as to facilitate the consummation of the Transaction, in each case as further provided herein.

NOW, THEREFORE, intending to be legally bound, the parties to this Agreement agree as follows:

1. Certain Definitions. Capitalized terms used but not otherwise defined herein shall have the meanings ascribed thereto in the Securities Purchase Agreement. For all purposes of and under this Agreement, the following terms shall have the following respective meanings:

“Company Securities” means, with respect to the Stockholder, (i) all securities of the Company (including all Company Common Stock and all options, warrants and other rights to acquire Company Common Stock) owned, beneficially or of record, by the Stockholder as of the date hereof, whether vested or unvested, and (ii) all additional securities of the Company (including all Company Common Stock and all options, warrants and other rights to acquire Company Common Stock other than the rights to be distributed to stockholders of the Company pursuant to the Rights Offering as contemplated by the Securities Purchase Agreement), whether vested or unvested, of which the Stockholder acquires ownership, beneficially or of record (regardless of the method by which the Stockholder acquires ownership), during the period commencing with the execution and delivery of this Agreement and expiring on the Expiration Date (as defined below).

“Expiration Date” means the first to occur of (i) the Closing Date, (ii) the termination of the Securities Purchase Agreement pursuant to the terms thereof, (iii) as to the Stockholder, upon notice from any Grantee in accordance with Section 3(e) hereof and (iv) upon mutual written agreement of the parties hereto to terminate this Agreement.

“Transfer” means, with respect to any security, the direct or indirect assignment, sale, transfer, exchange, pledge, hypothecation, or the grant of a lien, security interest or encumbrance in or upon, or the gift or other disposition of such security (including transfers by testamentary or intestate succession or otherwise by operation of law) or any right, title or interest therein (including, but not limited to, any right or power to vote to which the holder thereof may be entitled, whether such right or power is granted by proxy or otherwise), or the record or beneficial ownership thereof.

2. Agreement to Vote Company Securities.

(a) Prior to the Expiration Date, at every meeting of the stockholders of the Company called, and at every adjournment or postponement thereof, the Stockholder shall cause the Company Securities owned by the Stockholder to be present thereat for purposes of establishing a quorum and, to the extent not voted by the persons appointed as proxies pursuant to this Agreement, vote the Stockholder’s Company Securities: (i) in favor of (A) the approval or adoption of the Transaction and the other transactions contemplated thereby, (B) the approval of any other matter that is intended and would reasonably be expected to facilitate the Transaction that is put to a vote of the stockholders of the Company; and (ii) against (A) the approval or adoption of any proposal made in opposition to, or in competition with, the Transaction, (B) any action or agreement that would result in a breach of any covenant, representation or warranty or any other obligation or agreement of the Company under the Securities Purchase Agreement or which would result in any of the conditions to the consummation of the Transaction under the Securities Purchase Agreement not being fulfilled or (C) any other action, agreement or proposal that is intended, or would reasonably be expected to materially impede, interfere with, delay, postpone, discourage or adversely affect the consummation of the Transaction.

(b) If Stockholder is the beneficial owner, but not the record holder, of the Company Securities, the Stockholder agrees to take all actions necessary to cause the record holder and any nominees to vote all of the Company Securities in accordance with this Section 2.

3. Grant of Irrevocable Proxy.

(a) The Stockholder hereby irrevocably (to the fullest extent permitted by law) grants to, and appoints, the Investors and each of their executive officers and any of them, in their capacities as officers of the Investors (the “Grantees”), the Stockholder’s sole and exclusive proxy and attorney-in-fact with full power to each of substitution, for and in the name, place and stead of the Stockholder, to vote the Company Securities or to instruct nominees or record holders to vote such Company Securities owned by the Stockholder, and, in the sole discretion of the Grantees with respect to any proposed adjournments or postponements of any meeting of the stockholders of the Company at which any of the matters described in Section 2 hereof is to be considered.

(b) The Stockholder represents that any and all proxies heretofore given in respect of the Stockholder’s Company Securities that may still be in effect are not irrevocable. Any and all such proxies are hereby revoked and the Stockholder agrees not to grant any subsequent proxies with respect to the Stockholder’s Company Securities.

(c) The Stockholder hereby affirms that the irrevocable proxy set forth in this Section 3 is given to secure the performance of the duties of the Stockholder under this Agreement. The Stockholder hereby further affirms that the irrevocable proxy is coupled with an interest and may under no circumstances be revoked, except as otherwise provided in this Agreement. Such irrevocable proxy is executed and intended to be irrevocable in accordance with the provisions of Section 212 of the DGCL until termination of this Agreement.

(d) The Grantees may not exercise this irrevocable proxy on any other matter except as provided in this Agreement. The Stockholder may vote the Company Securities on all other matters.

(e) Any Grantee may terminate this proxy with respect to the Stockholder at any time at such Grantee’s sole election by written notice provided to the Stockholder.

4. Transfer, Voting and Sale Restrictions.

(a) At all times during the period commencing with the execution and delivery of this Agreement and expiring on the Expiration Date, the Stockholder shall not, except as provided in Section 4(e), cause or permit any Transfer of any Company Securities owned by the Stockholder to be effected. Any Transfer of any Company Securities in violation of this Section 4 shall be void and have no force or effect.

(b) The Stockholder understands and agrees that if the Stockholder attempts to Transfer, vote or provide any other person with the authority to vote any of the Company Securities owned by the Stockholder other than in compliance with this Agreement, the Company shall not, and the Stockholder hereby unconditionally and irrevocably instructs the Company not to, (i) permit any such Transfer on its books and records, (ii) issue a new certificate representing any of the Company Securities owned by the Stockholder or (iii) record such vote unless and until the Stockholder shall have complied with the terms of this Agreement.

(c) Except for this Agreement and as otherwise permitted by this Agreement, from and after the date hereof, the Stockholder will not enter into any voting agreement with any person or entity with respect to any of the Company Securities owned by the Stockholder or otherwise enter into any agreement or arrangement with any person or entity limiting the Stockholder’s legal power, authority or right to vote such Company Securities in favor of the approval of the Transaction.

(d) For the avoidance of doubt and notwithstanding anything in this Agreement to the contrary, after the date hereof, the Stockholder may acquire ownership (regardless of the method by which the Stockholder acquires ownership), beneficially or of record, of any Company Securities, provided, that any such Company Securities acquired during the period commencing with the execution and delivery of this Agreement and expiring on the Expiration Date shall be subject to all terms of this Agreement.

(e) Notwithstanding anything in this Agreement to the contrary, the Stockholder may effect a Transfer of any Company Securities owned by the Stockholder to any person or entity; provided, however, that any such Transfer shall be permitted only if, as a condition precedent to such Transfer, the transferee in such Transfer agrees in a writing that is reasonably satisfactory in form and substance to the Investors to be bound by all terms of this Agreement as though such transferee were a Stockholder hereunder.

5. Representations and Warranties of Stockholder. The Stockholder hereby represents and warrants to the Investors as follows:

(a) Title to Securities. (i) The Stockholder is the beneficial or record owner of the Company Securities indicated on the signature page of this Agreement free and clear of any and all pledges, liens, security interests, mortgage, claims, charges, restrictions (other than restrictions imposed in connection with restricted stock grants under the Company’s equity incentive plans or restrictions imposed by federal or state securities laws), options, title defects, encumbrances, proxies or voting trusts or agreements, and (ii) the Stockholder does not beneficially own any capital stock or securities of the Company other than the Company Securities set forth on the signature page of this Agreement. Prior to the termination of this Agreement, the Stockholder agrees to promptly notify the Investors of any additional Company Securities that the Stockholder becomes the beneficial owner of after the date hereof.

(b) Due Authorization, Etc. (i) The Stockholder has full power and authority to make, enter into and carry out the terms of this Agreement and to grant the irrevocable proxy as set forth in Section 3, (ii) this Agreement has been duly and validly executed and delivered by the Stockholder and constitutes a valid and binding agreement of the Stockholder enforceable against it in accordance with its terms and (iii) as of the date hereof and for so long as this Agreement remains in effect (including as of the date of any meeting of the stockholders of the Company held during such period, which, for purposes of this Agreement, includes any adjournment or postponement thereof), except for this Agreement or as otherwise permitted by this Agreement, the Stockholder has full legal power, authority and right to vote all of the Company Securities then owned of record or beneficially by it, in favor of the approval and authorization of the Transaction without the consent or approval of, or any other action on the part of, any other person or entity (including, without limitation, any governmental entity). Without limiting the generality of the foregoing, the Stockholder has not entered into any voting agreement (other than this Agreement) with any person or entity with respect to any of the Company Securities, granted any person or entity any proxy (revocable or irrevocable) or power of attorney with respect to any of the Company Securities, deposited any of the Company Securities in a voting trust or entered into any arrangement or agreement with any person or entity limiting or affecting its legal power, authority or right to vote the Company Securities on any matter.

(c) No Conflict. The execution and delivery of this Agreement and the performance by the Stockholder of its agreements and obligations hereunder will not result in any breach or violation of or be in conflict with or constitute (with or without notice or the passage of time, or both) a default (or give rise to any third party right of termination, cancellation, material modification or acceleration) under any term of any organizational documents, agreement, judgment, injunction, order, decree, law, regulation or arrangement to which the Stockholder is a party or by which the Stockholder (or any of its assets) is bound, except for any such breach, violation, conflict or default which, individually or in the aggregate, would not impair or adversely affect the Stockholder’s ability to perform its obligations under this Agreement or render materially inaccurate any of the representations made by it herein.

(d) Brokers, Finders Fees. No investment banker, broker, finder or other intermediary is entitled to a fee or commission from the Investors or the Company in respect of this Agreement based upon any arrangement or agreement made by or on behalf of the Stockholder.

(e) Reliance by the Investors. The Stockholder understands and acknowledges that the Investors and the Company are consummating the transactions contemplated by the Securities Purchase Agreement in reliance upon the Stockholder’s execution and delivery of this Agreement and the representations and warranties contained herein.

(f) No Other Representations or Warranties. Except for the representations and warranties set forth in this Section 5, the Stockholder makes no express or implied representations or warranties with respect to the Stockholder, the Company Securities or otherwise.

6. Confidentiality. The Stockholder recognizes that successful consummation of the transactions contemplated by the Securities Purchase Agreement may be dependent upon confidentiality with respect to the matters referred to herein. In this regard, from the date hereof until public disclosure is made of this Agreement pursuant to the Exchange Act or such other applicable Law, and so that the Investors may rely on the safe harbor provisions of Rule 100(b)(2)(ii) of Regulation FD promulgated under the Exchange Act, the Stockholder, solely in its capacity as a stockholder, hereby agrees not to disclose or discuss such matters with anyone not a party to this Agreement (other than its counsel and advisors, if any) without the prior written consent of the Investors and the Company, except for disclosures the Stockholder’s counsel advises are necessary in order to comply with any Law, in which event the Stockholder shall give notice of such disclosure to the Investors and the Company as promptly as practicable so as to enable the Investors and the Company to seek a protective order from a court of competent jurisdiction with respect thereto.

7. Termination. This Agreement shall automatically terminate and be of no further force or effect whatsoever on the Expiration Date.

8. Action in Stockholder Capacity Only. The Stockholder makes no agreement or understanding herein as a director, employee, officer or agent of the Company. The Stockholder signs solely in its capacity as a record holder and beneficial owner, as applicable, of Company Securities, and nothing herein shall limit or affect any actions taken in any other capacity, including without limitation, as an officer, director, employee, or agent of the Company.

9. Miscellaneous Provisions.

(a) Amendments and Modifications. No amendment or modification in respect of this Agreement shall be effective unless it shall be in writing and signed by the Investors, the Company and the Stockholder.

(b) Entire Agreement. This Agreement constitutes the entire agreement among the parties hereto with respect to the subject matter hereof and supersedes all other prior agreements and understandings, both written and oral, among or between any of the parties with respect to the subject matter hereof.

(c) Governing Law. This Agreement and all acts and transactions pursuant hereto and the rights and obligations of the parties hereto shall be governed, construed and interpreted in accordance with the laws of the State of Delaware without giving effect to principles of conflicts or choice of law.

(d) Consent to Jurisdiction; Venue. Each of the parties hereto irrevocably and unconditionally agrees that any legal action or proceeding with respect to this Agreement and the rights and obligations arising hereunder, or for recognition and enforcement of any judgment in respect of this Agreement and the rights and obligations arising hereunder brought by any other party hereto or its successors or assigns, shall be brought and determined exclusively in the Delaware Court of Chancery and any state appellate court therefrom within the State of Delaware (or, if the Delaware Court of Chancery declines to accept jurisdiction over a particular matter, any state or federal court within the State of Delaware). Each of the parties hereto hereby irrevocably submits with regard to any such action or proceeding for itself and in respect of its property, generally and unconditionally, to the exclusive personal jurisdiction of the aforesaid courts and agrees that it will not bring any action relating to this Agreement or any of the transactions contemplated by this Agreement in any court other than the aforesaid courts. Each of the parties hereto hereby irrevocably waives, and agrees not to assert, by way of motion, as a defense, counterclaim or otherwise, in any action or proceeding with respect to this Agreement, (i) any claim that it is not personally subject to the jurisdiction of the above-named courts for any reason, (ii) any claim that it or its property is exempt or immune from jurisdiction of any such court or from any legal process commenced in such courts (whether through service of notice, attachment prior to judgment, attachment in aid of execution of judgment, execution of judgment or otherwise) and (iii) to the fullest extent permitted by applicable Law, any claim that (A) the suit, action or proceeding in such court is brought in an inconvenient forum, (B) the venue of such suit, action or proceeding is improper or (C) this Agreement, or the subject mater hereof, may not be enforced in or by such courts.

(e) Waiver of Jury Trial. EACH PARTY ACKNOWLEDGES AND AGREES THAT ANY CONTROVERSY WHICH MAY ARISE UNDER THIS AGREEMENT IS LIKELY TO INVOLVE COMPLICATED AND DIFFICULT ISSUES, AND THEREFORE IT HEREBY IRREVOCABLY AND UNCONDITIONALLY WAIVES ANY RIGHT IT MAY HAVE TO A TRIAL BY JURY IN RESPECT OF ANY LITIGATION DIRECTLY OR

INDIRECTLY ARISING OUT OF OR RELATING TO THIS AGREEMENT AND THE TRANSACTIONS CONTEMPLATED HEREBY. EACH PARTY CERTIFIES AND ACKNOWLEDGES THAT (A) NO REPRESENTATIVE, AGENT OR ATTORNEY OF ANY OTHER PARTY HAS REPRESENTED, EXPRESSLY OR OTHERWISE, THAT SUCH OTHER PARTY WOULD NOT, IN THE EVENT OF LITIGATION, SEEK TO ENFORCE EITHER OF SUCH WAIVERS, (B) IT UNDERSTANDS AND HAS CONSIDERED THE IMPLICATIONS OF SUCH WAIVERS, (C) IT MAKES SUCH WAIVERS VOLUNTARILY, AND (D) IT HAS BEEN INDUCED TO ENTER INTO THIS AGREEMENT BY, AMONG OTHER THINGS, THE MUTUAL WAIVERS AND CERTIFICATIONS IN THIS SECTION 9(e).

(f) Attorneys’ Fees. In any action at law or suit in equity to enforce this Agreement or the rights of any of the parties hereunder, the prevailing party in such action or suit shall be entitled to receive reasonable attorneys’ fees and all other reasonable costs and expenses incurred in such action or suit.

(g) Assignment and Successors. This Agreement and all of the provisions hereof shall be binding upon and inure to the benefit of the parties hereto and their respective successors and permitted assigns, including, without limitation, the Stockholder’s estate and heirs upon the death of the Stockholder (including any transferee of the Stockholder’s Company Securities), provided, that except as otherwise specifically provided herein, neither this Agreement nor any of the rights, interests or obligations of the parties hereto may be assigned by any of the parties hereto without the prior written consent of the other parties hereto, except that the Investors, without obtaining the consent of the Stockholder, shall be entitled to assign this Agreement or all or any of their rights or obligations hereunder to any one or more Affiliates. Any assignment in violation of the foregoing shall be void and of no effect.

(h) Third Party Beneficiaries. This Agreement is not intended to confer upon any Person not a party to this Agreement any rights or remedies hereunder.

(i) Waiver; Remedies Cumulative. No failure on the part of the Investors to exercise any power, right, privilege or remedy under this Agreement, and no delay on the part of the Investors in exercising any power, right, privilege or remedy under this Agreement, shall operate as a waiver of such power, right, privilege or remedy; and no single or partial exercise of any such power, right, privilege or remedy shall preclude any other or further exercise thereof or of any other power, right, privilege or remedy. The Investors shall not be deemed to have waived any claim available to the Investors arising out of this Agreement, or any power, right, privilege or remedy of the Investors under this Agreement, unless the waiver of such claim, power, right, privilege or remedy is expressly set forth in a written instrument duly executed and delivered on behalf of the Investors; and any such waiver shall not be applicable or have any effect except in the specific instance in which it is given. All rights and remedies existing under this Agreement are cumulative to, and not exclusive to, and not exclusive of, any rights or remedies otherwise available.

(j) Cooperation. The Stockholder agrees to reasonably cooperate with the Investors and to execute and deliver such further documents, certificates, agreements and instruments and to take such other actions as may be reasonably requested by the Investors to evidence or reflect the transactions contemplated by this Agreement and to carry out the intent and purpose of this Agreement. The Stockholder hereby agrees that the Investors and the Company may publish and disclose in any preliminary or final proxy statement or registration statement (including all documents and schedules filed with the SEC), the Stockholder’s identity and ownership of Company Securities and the nature of the Stockholder’s commitments, arrangements and understandings under this Agreement and may further file this Agreement as an exhibit to any such proxy statement or registration statement or in any other filing made by the Investors or the Company with the SEC relating to the Transaction.

(k) Severability. If any term or other provision of this Agreement is held invalid or unenforceable by any court of competent jurisdiction, the other provisions of this Agreement will remain in full force and effect so long as the economic or legal substance of this Agreement is not affected in any manner materially adverse to any party. Upon such determination that any term or other provision is invalid, illegal or incapable of being enforced, the parties hereto shall negotiate in good faith to modify this Agreement so as to effect the original intent of the parties as closely as possible in a mutually acceptable manner in order that the terms of this Agreement remain as originally contemplated to the fullest extent possible.

(l) Time of Essence. With regard to all dates and time periods set forth or referred to in this Agreement, time is of the essence.

(m) Specific Performance; Injunctive Relief. The parties hereto acknowledge that the Investors and the Company shall be irreparably harmed and that there shall be no adequate remedy at law for a violation of any of the covenants or agreements of the Stockholder set forth in this Agreement. Therefore, the Stockholder hereby agrees that, in addition to any other remedies that may be available to the Investors or the Company, as applicable upon any such violation, such party shall have the right to enforce such covenants and agreements by specific performance, injunctive relief or by any other means to which they are entitled at law or in equity, without requiring the posting of any bond or other undertaking.

(n) Notices. All notices, consents, requests, claims, demands and other communications under this Agreement shall be in writing and shall be deemed given if (a) delivered to the appropriate address by hand or overnight courier (providing proof of delivery), or (b) sent by facsimile number with confirmation of transmission by the transmitting equipment confirmed with a copy delivered as provided in clause (a), in each case to the parties at the following address or facsimile number (or at such other address or facsimile number for a party as shall be specified by like notice): (i) if to the Investors or the Company, to the address or facsimile number provided in the Securities Purchase Agreement, including to the persons designated therein to receive copies; and (ii) if to any Stockholder, to the Stockholder’s address or facsimile number shown below the Stockholder’s signature on the signature pages hereof.

(o) Counterparts. This Agreement may be executed in two or more counterparts, all of which shall be considered the same agreement and shall become effective when one or more counterparts have been signed by each of the parties and delivered to the other parties, it being understood that all parties need not sign the same counterpart.

(p) Headings. The headings contained in this Agreement are for the convenience of reference only, shall not be deemed to be a part of this Agreement and shall not be referred to in connection with the construction or interpretation of this Agreement.

(q) Legal Representation. This Agreement was negotiated by the parties with the benefit of legal representation and any rule of construction or interpretation otherwise requiring this Agreement to be construed or interpreted against any party shall not apply to any construction or interpretation.

IN WITNESS WHEREOF, the undersigned have caused this Agreement to be duly executed as of the date first above written.

BRUCKMANN, ROSSER, SHERRILL & CO. III, L.P.

By:
Its:

BRS COINVESTOR III, L.P.

By:
Its:

RUTH’S HOSPITALITY GROUP, INC.

By:
Its:

[Name of Director or Officer]

By:
[Name of Director or Officer]

Address:

Company Securities Beneficially Owned by Stockholder:

SCHEDULE OF SIGNATORIES

NAME	NUMBER OF SHARES OWNED

Carla R. Cooper	19,528

Bannus B. Hudson	17,000

Sarah C. Jackson	50,000

Robert S. Merritt	0

Michael P. O’Donnell	40,000

Robin P. Selati	4,119,132

Samuel A. Tancredi	0

Kevin W. Toomy	0

Robert M. Vincent	500 Street Name 15,000 Vested Restricted Stock 60,000 Unvested Restricted Stock

Alan Vituli	0